Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
 PURSUANT TO 18 U.S.C. §1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, Steven G. Wollach, Chief Financial Officer (principal financial officer) of Iveda Solutions, Inc. (the “Registrant”), certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based upon a review of the Quarterly Report on Form 10-Q for the period ended March 31, 2011 of the Registrant (the “Report”):

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: May 12, 2011

/s/ Steven G. Wollach
Steven G. Wollach
Chief Financial Officer
(Principal Financial and Accounting Officer)